JOHN HANCOCK DECLARATION TRUST

John Hancock V.A. Technology Fund

Establishment and Designation
of Shares of Beneficial Interest of
John Hancock V.A. Technology Fund
a series of John Hancock Declaration Trust

	The undersigned, being a majority of the Trustees of John Hancock Declaration Trust, a Massachusetts business trust (the "Trust"), acting pursuant to the Declaration of Trust dated November 10, 1995, as amended from time to time, do hereby establish an additional series of shares of the Trust (the "Shares"), having rights and preferences set forth in the Declaration of Trust and in the Trust's Registration Statement on Form N-1A, which Shares shall represent undivided beneficial interests in a separate portfolio of assets of the Trust (the "Fund") designated "John Hancock V.A. Technology Fund".

	The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of such additional series of Shares, effective May 1, 2000.

	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

	IN WITNESS WHEREOF, the undersigned have executed this instrument this 7th day of March, 2000.


_____________________________
Dennis S. Aronowitz

_____________________________
Gail D. Fosler
_____________________________
Stephen L. Brown

_____________________________
William F. Glavin
_____________________________
Richard P. Chapman, Jr.

_____________________________
Anne C. Hodsdon
_____________________________
William J. Cosgrove

_____________________________
John A. Moore
_____________________________
Leland O. Erdahl

_____________________________
Patti McGill Peterson
_____________________________
Richard A. Farrell

_____________________________
John W. Pratt
_____________________________
Maureen R. Ford

_____________________________
Richard S. Scipione

	The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.




STATE OF FLORIDA	)
	)ss
COUNTY OF	)



	Then personally appeared the above-named Dennis S. Aronowitz, Stephen L. Brown, Richard P. Chapman, Jr., William J. Cosgrove, Leland O. Erdahl, Richard A. Farrell, Maureen R. Ford, Gail D. Fosler, William F. Glavin, Anne C. Hodsdon, John A. Moore, Patti McGill Peterson, John W. Pratt, and Richard S. Scipione, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 7th day of March, 2000.



	__________________________________
							Notary Public

							My Commission
Expires:______________

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